Exhibit 10.5


                            NON-COMPETITION AGREEMENT


         THIS AGREEMENT is made this 1st day of September, 2002, between COMMERCE DEVELOPMENT CORPORATION, LTD., a Maryland corporation (the "Company"), and ANDREW E. MERCER (the "Employee").

         WHEREAS, the Employee and the Company have executed that certain Employment Agreement of even date herewith (the "Employment Agreement");

         NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the parties hereto do hereby agree as follows:

1. Payment to the Employee. Contemporaneously with the execution and delivery of this Agreement, and in full and final payment of all obligations of the Company to the Employee hereunder, there has been delivered to the Employee 10,000,000 shares of the Company's common stock, par value $0.001 per share, the receipt and sufficiency of which are hereby acknowledged by the Employee. It is agreed by the parties that the shares of the Company's common stock delivered to the Employee hereunder have been value at $0.006 per share. Consequently, the Employee has received consideration in the amount of $60,000 in connection with this Agreement.

2. Covenant Not to Compete. The Employee hereby covenants and agrees with the Company that during the period which is 16 months after the termination of his employment, for any reason, with or without cause, the Employee will not, except as expressly permitted hereunder, directly or indirectly:

(a) Operate, develop or own any interest other than the ownership of less than five percent of the equity securities of a publicly traded company, in any business which has significant activities (viewed in relation to the business of the Company or its affiliates), or has announced intentions to focus significant resources, relating to any business in which the Company or its affiliates is currently engaged and the business of building, owning, and managing a business consulting firm, or other similar entities (a "Business");

(b) Compete with the Company or its affiliates in the operation or development of any Business within North America (Canada, Mexico, and the United States of America);

(c)      Be employed by any business which owns,manages, or operates a Business;

(d) Interfere with, solicit, disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between the Company or its affiliates, and any customer, client, supplier or employee of the Company or its affiliates; or

(e) Solicit any employee of the Company or its affiliates to leave his employment with the Company or its subsidiaries or affiliates, as the case may be, or hire any such employee to work for a Business.

         The Employee shall not be entitled to circumvent the provisions of this Agreement by entering into a relationship with a Business as a consultant, director, adviser, or otherwise, which has the effect of competing with the Company, its affiliates or subsidiaries.

         This covenant on the part of the Employee shall be construed as an agreement independent of any other provision of this Agreement and the existence of any claim or cause of action by the Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of this covenant.

3. Remedies for Breach. If the Employee commits a breach, or threatens to commit a breach, of any of the provisions of this Agreement, the Company shall have the following rights and remedies, in addition to any others, each of which shall be independent of the other and severally enforceable:

(a) The right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and

(b) The right and remedy to require the Employee to account for and pay over to the Company all compensation, profits, monies, accruals, increments, or other benefits (the "Benefits") derived or received by the Employee as a result of any transactions constituting a breach of any of the provisions of this Agreement, the Employee agreeing to account for and pay over the Benefits as provided above.

4. Attorney's Fees. In the event that it should become necessary for any party entitled hereunder to bring suit against any other party to this Agreement for enforcement of the covenants herein contained, the parties hereby covenant and agree that the party who is found to be in violation of said covenants shall also be liable for all reasonable attorney's fees and costs of court incurred by the other parties hereto.

5.       Benefit.  All the terms and provisions of this Agreement  shall be
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binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

6. Notice. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or communicated by electronic transmission, or, if mailed, three days after deposit in the United States mail, registered or certified, return receipt requested, with postage prepaid and addressed to the party to receive same, if to the Company, addressed to the President of the Company at 8880 Rio San Diego Drive, 8th Floor, San Diego, California 92108, telephone
(619) 209-6035, fax (619) 209-6078, and e-mail info@tmgef.com; and if to the Employee, addressed to Mr. Andrew E. Mercer at 8316 Clairemont Mesa Boulevard, Suite 106, San Diego, California 92111, telephone (858) 751-2777, fax (858) 751-2781, and e-mail PANA4@aol.com; provided, however, that if either party shall have designated a different address by notice to the other given as provided above, then any subsequent notice shall be addressed to such party at the last address so designated.

7. Construction. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. In addition, the pronouns used in this Agreement shall be understood and construed to apply whether the party referred to is an individual, partnership, joint venture, corporation or an individual or individuals doing business under a firm or trade name, and the masculine, feminine and neuter pronouns shall each include the other and may be used interchangeably with the same meaning.

8. Waiver. No course of dealing on the part of any party hereto or its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

9.       Cumulative  Rights. The rights and remedies of any party under this
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Agreement and the instruments  executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

10. Invalidity. If a judicial determination is made that any of the provisions of this Agreement constitutes an unreasonable or otherwise unenforceable restriction against the Employee, the provisions of this Agreement shall be rendered void only to the extent that such judicial determination finds such provisions to be unreasonable or otherwise unenforceable. In this regard, the parties hereto hereby agree that any judicial authority construing this Agreement shall be empowered to sever any portion of the territory or prohibited business activity from the coverage of this Agreement and to apply the provisions of this Agreement to the remaining portion of the territory or the remaining business activities not so severed by such judicial authority. Moreover, notwithstanding the fact that any provisions of this Agreement are determined not to be specifically enforceable, the Company shall nevertheless be entitled to recover monetary damages as a result of the breach of such provision by the Employee. The time period during which the prohibitions set forth in this Agreement shall apply shall be tolled and suspended as to the Employee for a period equal to the aggregate quantity of time during which the Employee violates such prohibitions in any respect.

11.      Headings.  The headings used in this Agreement are for convenience and
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reference only and in no way define,  limit,  simplify or describe the scope or intent of this Agreement, and in no way effect or constitute a part of this Agreement.

12.      Multiple  Counterparts.  This  Agreement  may be executed in one or
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more  counterparts,  each of which shall be deemed an  original,  but all of which together shall constitute one and the same instrument.

13.      Law Governing.  This Agreement shall be construed and governed by the
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laws of the State of California,  and all obligations  hereunder shall be deemed performable in San Diego County, California.

14.      Entire  Agreement.  This instrument contains  the entire  understanding
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of the parties with respect to the subject  matter  hereof,  and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

                                          COMMERCE DEVELOPMENT CORPORATION, LTD.



                                          By  /s/ Hector Medina
                                          --------------------------------------
                                          Hector Medina, Chief Financial Officer



                                          By  /s/ Andrew E. Mercer
                                          --------------------------------------
                                          ANDREW E. MERCER